AMENDMENT TO SEVERANCE AGREEMENT AND RELEASE OF CLAIMS

This Amendment to Severance Agreement and Release of Claims is between Wild Oats Markets, Inc. (the "Company") and Mary Beth Lewis ("Employee").

1. The parties executed a Severance Agreement and Release of Claims dated August 4, 2001 (the "Agreement").

2. The parties desire to amend the Agreement to accurately identify that the Company includes the wholly owned subsidiaries of Wild Oats Markets, Inc.

AMENDMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

  The Agreement is amended to amend the definition of the term "Company" to include Wild Oats Markets, Inc. and its wholly owned subsidiaries.
  All other provisions of the Agreement remain unchanged.

Wild Oats Markets, Inc.	Employee

By: /s/	By: /s/
Freya R. Brier, V.P., Legal	Mary Beth Lewis